Exhibit 3.01

                            ARTICLES OF INCORPORATION
                                       OF
                                 INSTANET, INC.

     The undersigned who, if a natural person, is eighteen years of age or older, hereby establishes a corporation pursuant to the Nevada Revised Statutes and adopts the following Articles of Incorporation:

                                    ARTICLE I
                                    ---------

                                      Name
                                      ----

     The name of the corporation is: Instanet, Inc.

                                   ARTICLE II
                                   ----------

                               Purposes and Powers
                               -------------------

     The corporation shall have and may exercise all of the rights, powers and privileges now or hereafter conferred upon corporations organized under the laws of Nevada. In addition, the corporation may do everything necessary, suitable or proper for the accomplishment of any of its corporate purposes. The corporation may conduct part or all of its business in any part of Nevada, the United States or the world and may hold, purchase, mortgage, lease and convey real and personal property in any of such places.

                                   ARTICLE III
                                   -----------

                                  Capital Stock
                                  -------------

     1. Authorized Shares of Common Stock. The aggregate number of shares of stock which the corporation shall have authority to issue is 50,000,000 shares of $.001 par value Common Stock. The shares of this class of Common Stock shall have unlimited voting rights and shall constitute the sole voting group of the corporation, except to the extent any additional voting group or groups may hereafter be established in accordance with the Nevada Revised Statutes. The shares of this class shall also be entitled to receive the net assets of the corporation upon dissolution.

     2. Voting Rights; Denial of Preemptive Rights. Each shareholder of record shall have one vote for each share of stock standing in his name on the books of the corporation and entitled to vote, except that in the election of directors each shareholder shall have as many votes for each share held by him as there are directors to be elected and for whose election the shareholder has a right to vote. Cumulative voting shall not be permitted in the election of directors or otherwise. Preemptive rights to purchase additional shares of stock are denied.

     3. Authorized Shares of Preferred Stock. The corporation shall have the authority to issue 5,000,000 shares of $.001 par value Preferred Stock, which may be issued in one or more series at the discretion of the board of directors. In establishing a series, the board of directors shall give to it a distinctive designation so as to distinguish it from the shares of all other series and classes, shall fix the number of shares in such series, and the preferences,

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rights and restrictions thereof. All shares of any one series shall be alike in every particular except as otherwise provided by these Articles of Incorporation or the Nevada Revised Statutes.

                                   ARTICLE IV
                                   ----------

                           Initial Board of Directors
                           --------------------------

     The number of directors of the corporation shall be fixed by the bylaws, or if the bylaws fail to fix such a number, then by resolution adopted from time to time by the board of directors, provided that the number of directors shall not be less than one. Two directors shall constitute the initial board of directors. The following persons are elected to serve as the Corporation's initial directors until the first annual meeting of shareholders or until their successors are duly elected and qualified:

                Name                        Address
                ----                        -------

                Earnest Mathis              26 West Dry Creek Circle, Suite 600
                                            Littleton, Colorado 80120
                Van Perkins                 26 West Dry Creek Circle, Suite 600
                                            Littleton, Colorado 80120


                                    ARTICLE V
                                    ---------

                      Registered Office and Resident Agent
                      ------------------------------------

     The street address of the initial registered office of the corporation is 1100 East William Street, Suite 207, Carson City, Nevada 89701. The name of the initial registered agent of the Corporation at such address is the National Registered Agents, Inc. of Nevada.

                                   ARTICLE VI
                                   ----------

                                Principal Office
                                ----------------

     The address of the initial principal office of the corporation is 26 West Dry Creek Circle, Suite 600, Littleton, Colorado 80120.

                                   ARTICLE VII
                                   -----------

                           Management of the Business
                           --------------------------

     The following provisions are inserted for the management of the business and for the conduct of the affairs of the corporation, and the same are in furtherance of and not in limitation or exclusion of the powers conferred by law.

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     1. Conflicting Interest Transactions. As used in this paragraph,
"conflicting interest transaction" means any of the following: (i) a loan or other assistance by the corporation to a director of the corporation or to an entity in which a director of the corporation is a director or officer or has a financial interest; (ii) a guaranty by the corporation of an obligation of a director of the corporation or of an obligation of an entity in which a director of the corporation is a director or officer or has a financial interest; or
(iii) a contract or transaction between the corporation and a director of the corporation or between the corporation and an entity in which a director of the corporation is a director or officer or has a financial interest. No conflicting interest transaction shall be void or voidable, be enjoined, be set aside, or give rise to an award of damages or other sanctions in a proceeding by a shareholder or by or in the right of the corporation, solely because the conflicting interest transaction involves a director of the corporation or an entity in which a director of the corporation is a director or officer or has a financial interest, or solely because the director is present at or participates in the meeting of the corporation's board of directors or of the committee of the board of directors which authorizes, approves or ratifies a conflicting interest transaction, or solely because the director's vote is counted for such purpose if: (A) the material facts as to the director's relationship or interest and as to the conflicting interest transaction are disclosed or are known to the board of directors or the committee, and the board of directors or committee in good faith authorizes, approves or ratifies the conflicting interest transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors are less than a quorum; or (B) the material facts as to the director's relationship or interest and as to the conflicting interest transaction are disclosed or are known to the shareholders entitled to vote thereon, and the conflicting interest transaction is specifically authorized, approved or ratified in good faith by a vote of the shareholders; or
(C) a conflicting interest transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the board of directors, a committee thereof, or the shareholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes, approves or ratifies the conflicting interest transaction.

     2. Indemnification. The corporation shall indemnify, to the maximum extent permitted by law, any person who is or was a director, officer, agent, fiduciary or employee of the corporation against any claim, liability or expense arising against or incurred by such person made party to a proceeding because he is or was a director, officer, agent, fiduciary or employee of the corporation or because he is or was serving another entity or employee benefit plan as a director, officer, partner, trustee, employee, fiduciary or agent at the corporation's request. The corporation shall further have the authority to the maximum extent permitted by law to purchase and maintain insurance providing such indemnification.

     3. Limitation on Director's or Officer's Liability. No director or officer of the corporation shall be personally liable to the corporation or any of its shareholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or the payment of dividends in violation of
Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this Article by the shareholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the corporation for acts or omissions prior to such repeal or modification.

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                                  ARTICLE VIII
                                  ------------

                                  Incorporator
                                  ------------

     The name and address of the incorporator is:

                                Michael J. Tauger
                           5445 DTC Parkway, Suite 520
                           Greenwood Village, CO 80111

     Dated this 8th day of January 2001.

                                  INCORPORATOR:



                                  ---------------------------------------
                                  Michael J. Tauger



     National Registered Agents, Inc. of Nevada hereby accepts appointment as Registered Agent for the above-named corporation.

                                  REGISTERED AGENT:



                                  ----------------------------------------
                                              Resident Agent


                                  ----------------------------------------
                                                    Date



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